Exhibit 99.1

PRESS RELEASE

Company Contacts:	Investor Contact:
Jennifer Crane	Mark Hood
Crossroads Systems	Crossroads Systems
jcrane@crossroads.com	mhood@crossroads.com
512.928.6897	512.928.7330

Press Contact:
Matthew Zintel
Zintel Public Relations
matthew.zintel@zintelpr.com
281.444.1590

FOR IMMEDIATE RELEASE

Crossroads Systems Reports Fiscal First Quarter 2016 Financial Results

AUSTIN, Texas – March 10, 2016 – Crossroads Systems, Inc. (NASDAQ: CRDS), a global provider of data storage solutions, reported financial results for its fiscal first quarter ended January 31, 2016.

Revenue for fiscal Q1 2016 was $2.0 million, compared to $2.2 million in the same quarter a year ago. The decrease is primarily attributable to lower OEM SPHiNX and RVA product revenue. Gross profit for fiscal Q1 2016 was $1.4 million, or 74 percent of total revenue, compared to $1.6 million or 73 percent of total revenue in the same quarter a year ago. The increase in gross profit margin is due to a change in the mix of products sold during the quarter.

Operating expenses for fiscal Q1 2016 increased to $4.3 million, compared to $3.6 million in the same period a year ago, primarily due to patent related legal expenses.

Net loss available to common stockholders was $(189,000) or $(0.1) loss per share, compared to a net loss available to common stockholders of $(2.4) million or $(0.15) loss per share in the same quarter a year ago.

At January 31, 2016, cash, cash equivalents, and restricted cash totaled $7.7 million compared to $11.8 million in the previous quarter.

Management Commentary

Richard K. Coleman, Jr., President and CEO at Crossroads Systems, said, “We are executing on our plan to enhance shareholder value by exploring strategic alternatives related to the product business and near-term monetization options related to our non-’972 patent portfolio. On February 22, 2016, we filed a notice of appeal with the United States Court of Appeals for the Federal Circuit related to two of the four Final Written Decisions issued by the Patent Trial and Appeal Board. We remain confident in our legal position and will continue to take every action necessary to prevent unauthorized uses of our intellectual property.”

Conference Call Information

Crossroads will hold a conference call on Thursday, March 10, 2016 at 4:30 p.m. Eastern Time (3:30 p.m. Central Time) to discuss the financial results. President and CEO Richard K. Coleman, Jr., CFO Jennifer Crane, and EVP Mark Hood will host the call. A question and answer session will follow management’s presentation.

Date: Thursday, March 10, 2016

Time: 4:30 p.m. Eastern Time (3:30 p.m. Central Time)

Dial-In Number: 888-505-4375

International: 719-457-2085

Conference ID: 385531

To access the live or recorded webcast, visit:

http://edge.media-server.com/m/p/bcf2fusd

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. For those unable to listen to the live call, a webcast replay of the call will be available the day after the call in the Investor Relations Events & Presentations section of the Crossroads website.

About Crossroads Systems
Crossroads Systems, Inc. (NASDAQ: CRDS) is a global provider of data storage solutions. Through the innovative use of new technologies, Crossroads delivers customer-driven solutions that enable proactive data security, advanced data archiving, optimized performance and significant cost-savings. Founded in 1996 and headquartered in Austin, TX, Crossroads has been awarded more than 100 patents and has been honored with numerous industry awards for data archiving, storage and protection. Visit www.crossroads.com.

Important Cautions Regarding Forward-Looking Statements
This press release includes forward-looking statements that relate to the business and expected future events or future performance of Crossroads Systems, Inc. and involve known and unknown risks, uncertainties and other factors that may cause its actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Words such as, but not limited to, “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “targets,” “likely,” “will,” “would,” “could,” and similar expressions or phrases identify forward-looking statements. Forward-looking statements include, but are not limited to, statements about Crossroads Systems’ ability to implement its business strategy, including the transition from a hardware storage company to a software solutions and services provider, its ability to expand its distribution channels, its ability to maintain or broaden relationships with existing distribution channels and strategic alliances and develop new industry relationships, the performance of third parties in its distribution channels and of its strategic alliances, the potential market for our data storage products, changes in the fair value of its derivative instruments and its ability to achieve or maintain profitability. The future performance of Crossroads Systems may be adversely affected by the following risks and uncertainties: uncertainties relating to product development and commercialization, uncertain market acceptance of Crossroads Systems products, including StrongBox, intense competition in the data protection and storage markets, variations in quarterly results and a consequence of unpredictable sales cycles and other factors, the ability to obtain, maintain or protect patent and other proprietary intellectual property rights, developments in litigation to which we may be a party, technological change in the industry, future capital requirements, regulatory actions or delays and other factors that may cause actual results to be materially different from those described or anticipated by these forward-looking statements. For a more detailed discussion of these factors and risks, investors should review Crossroads Systems’ reports on Form 10-K, Form 10-Q, Form 8-K and other reports filed with the Securities and Exchange Commission, which can be accessed through the SEC’s website or by clicking “SEC Filings” on the Company’s Investor Relations website at http://investors.crossroads.com. Forward-looking statements in this press release are based on management’s beliefs and opinions at the time the statements are made. All forward-looking statements are qualified in their entirety by this cautionary statement, and Crossroads Systems undertakes no duty to update this information to reflect future events, information or circumstances.

©2016 Crossroads Systems, Inc., Crossroads and Crossroads Systems are registered trademarks of Crossroads Systems, Inc. All trademarks are the property of their respective owners. All specifications are subject to change without notice.

*Tables Attached*

CROSSROADS SYSTEMS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

	January 31,	October 31,
	2016	2015
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$3,853	$5,314
Restricted cash	3,805	6,478

Total cash, cash equivalents and restricted cash	7,658	11,792

Accounts receivable, net of allowance for doubtful
accounts of $3 and $5, respectively	2,124	1,632
Inventory	403	437
Prepaid expenses and other current assets	455	348

Total current assets	10,640	14,209

Property and equipment, net	491	533
Other assets	169	171

Total assets	$11,300	$14,913

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$1,677	$2,224
Accrued expenses	1,128	1,799
Deferred revenue, current portion	4,706	7,234

Total current liabilities	7,511	11,257

Long term portion of deferred revenue, net of current portion	599	595

Commitments and contingencies	-	-

Total liabilities	8,110	11,852

Stockholders' equity:
Convertible preferred stock, $0.001 par value, 25,000,000 shares authorized,
2,591,257 and 2,791,257 shares issued and outstanding, respectively	3	3
Common stock, $0.001 par value, 75,000,000 shares authorized,
24,509,435 and 24,182,524 shares issued and outstanding, respectively	25	24
Additional paid-in capital	239,294	238,881
Accumulated other comprehensive loss	(98)	(90)
Accumulated deficit	(236,034)	(235,757)

Total stockholders' equity	3,190	3,061

Total liabilities and stockholders' equity	$11,300	$14,913

CROSSROADS SYSTEMS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In Thousands, Except Share and Per Share Data)

	Three Months Ended January 31,
	2016	2015

Revenue:
Product	$770	$862
IP license, royalty and other	1,191	1,309

Total revenue	1,961	2,171

Cost of revenue:
Product	214	282
IP license, royalty and other	300	310

Total cost of revenue	514	592

Gross profit	1,447	1,579

Operating expenses:
Sales and marketing	803	850
Research and development	1,157	1,376
General and administrative	2,296	1,328

Total operating expenses	4,256	3,554

Loss from operations	(2,809)	(1,975)

Other expense:
Interest expense	-	(128)
Amortization of debt discount and issuance costs	-	(221)
Other income	2,671	19

Net loss	$(138)	$(2,305)

Dividends attributable to preferred stock	$(51)	$(84)
Net loss available to common stockholders, basic and diluted	$(189)	$(2,389)
Net loss per share available to common stockholders,
basic and diluted	$(0.01)	$(0.15)

Weighted average number of common shares
outstanding, basic and diluted	24,292,679	15,938,646

CROSSROADS SYSTEMS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

	Three Months Ended January 31,
	2016	2015

Cash flows from operating activities:
Net loss	$(138)	$(2,305)
Adjustments to reconcile net loss to net cash used in
operating activities:
Depreciation	52	107
Amortization of debt discount	-	221
Stock-based compensation	309	346
Provision for doubtful accounts receivable	-	50
Changes in assets and liabilities:
Accounts receivable	(490)	(37)
Inventory	33	(137)
Prepaid expenses and other assets	(135)	194
Accounts payable	(558)	126
Accrued expenses	(675)	(282)
Deferred revenue	(2,518)	260
Net cash used in operating activities	(4,120)	(1,457)
Cash flows from investing activities:
Purchase of property and equipment	(10)	(24)
Net cash used in investing activities	(10)	(24)
Cash flows from financing activities:
Proceeds from issuance of common stock, net of expenses	-	6,003
Repayment of debt	-	(987)
Net cash provided by financing activities	-	5,016

Effect of foreign exchange rate on cash and cash equivalents	(4)	(39)
Change in cash and cash equivalents	(4,134)	3,496
Cash and cash equivalents, beginning of period	11,792	4,946
Cash, cash equivalents, and restricted cash end of period	$7,658	$8,442

Supplemental disclosure of cash flow information:

Cash paid for interest	$-	$128
Cash paid for income taxes	$2	$-

Supplemental disclosure of non cash financing activities:
Conversion of preferred stock to common stock	$302	$58
Common stock dividends issued to preferred shareholders	$139	$169
Warrants issued with private placement stock	$-	$1,473